Exhibit 99.1

Nascent Completes Acquisition of Comercial Targa S.A de C.V, a Leading Imported Cheese Distributor in Baja California

Nascent completed its previously announced acquisition of Comercial Targa and its proprietary brand “Nery’s”, one of the most popular cheese brands in Baja California, Mexico

SAN DIEGO—(BUSINESS WIRE)—October 29, 2007—Nascent Wine Company, Inc. (OTCBB: NCTW), dba Nascent Foodservice, the only nationwide distributor of imported food and beverage products in Mexico, announced today it has completed the acquisition of Comercial Targa S.A. de C.V.

Comercial Targa is a leading imported cheese distributor in Baja California, Mexico. Its products are sold under the brand names of Nery’s and Nery’s Choice, both produced in the U.S. and found in nearly every grocery store and many restaurants throughout Baja.

Sandro Piancone, CEO of Nascent, stated; “With Targa comes one of the most popular cheese brands in Baja. Our plan is to roll out these products to existing chain store customers and new customers in other states. Comercial Targa has done a phenomenal job in a market that represents just 5% of the population. I’m excited to see what we can do with it across the entire country of Mexico.”

Comercial Targa’s sales for 2006 were approximately USD $7,000,000. It has been in business since 1983 and has distribution centers in Tijuana and Mexicali. The company’s primary products are Monterrey Jack, Mozzarella and Cottage Cheese packaged for both retail and foodservice use.

Nascent plans to introduce new product lines under the Nery’s brand names.

The transaction was financed through an additional equity investment from York Capital Management.

“We are excited to be increasing our investment in Nascent” stated Jim Buckman at York Capital Management. “We believe that Targa fits well with Nascent’s strategy of acquiring quality businesses with strong brands, and that Nery’s, one of the most popular cheese brands in Baja, will be an excellent complement to Nascent’s existing suite of products.  The acquisition offers the opportunity to expand Nery’s product offering and leverage Nascent’s extensive distribution and merchandising infrastructure to successfully introduce Nery’s to the rest of the Mexican market.”

About York

York Capital Management is an international private investment fund group with over $13 billion of assets under management. York Capital was founded in 1991 by James G. Dinan and has offices in New York, London, Hong Kong and Singapore. York Capital specializes in high quality, value oriented public and private equity investments as well as credit securities.

About Nascent Foodservice

Nascent Wine Company Inc. dba Nascent Foodservice is the only nationwide distributor of imported food and beverage products in Mexico, marketing and distributing over 2,000 national and proprietary brand food and non-food products. Nascent Foodservice also has the exclusive right to distribute Miller Beer in Baja California, Mexico. In addition, Nascent sells select products from Nestle, Ferrarelle Water, Cora Italian Food Products, Bellissimo pizza products, Avasoft Ice Cream, Mitsuki Asian products, Bonet European products, Kabbalah Energy Drink, Jolly Rancher Soda, Spark’s energy drink and now Nery’s cheese products. Nascent is focused on acquiring the most profitable and well positioned distributors in Mexico with the best food and beverage portfolios in the country. Nascent is currently servicing over 240,000 sales points including supermarkets, convenience stores and foodservice accounts like Wal-Mart, Costco, Soriana, Comercial Mexicana, AM/PM, 7-ELEVEN, OXXO and many more. Nascent Foodservice trades on the OTC Bulletin Board as Nascent Wine Company, Inc., ticker symbol NCTW.OB.

www.NascentFoodservice.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties. Our Annual Reports on Form 10-KSB, Quarterly Reports on Forms 10-QSB, Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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